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                                                                    EXHIBIT 21.1


                                 GREY WOLF, INC.
                              LIST OF SUBSIDIARIES


                                                            State/Country of
                                                        Subsidiary Incorporation
                                                        ------------------------

Grey Wolf Drilling Company                                    Texas
DI Energy, Inc.                                               Texas
Grey Wolf International, Inc.                                 Texas
DI/Perfensa Inc.                                              Texas
Grey Wolf Drilling de Mexico, S.A. de C.V.                    Mexico
Drillers International, S.A.                                  Argentina
Perforaciones Andinas S.A.                                    Panama
Grey Wolf Drilling de Venezuela, C.A.                         Venezuela
Drillers Inc. DI de Venezuela, C. A.                          Venezuela
Grey Wolf Drilling International, Ltd.                        Cayman Islands


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